                                                                    EXHIBIT 24.3



                              INFORMIX CORPORATION
                               POWER OF ATTORNEY



    KNOW ALL PERSONS BY THESE PRESENTS, that THE UNDERSIGNED hereby constitutes and appoints Robert J. Finocchio, Jr. and Jean-Yves Dexmier and each one of them, acting individually and without the other, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all post-effective amendments to the registration statement on Form S-1 of Informix Corporation (file number 333-43991), and to sign any registration statement for the same offering covered by the Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes may do or cause to be done by virtue hereof.



Dated: July 31, 1998



                                          /s/ GEORGE REYES
                                          --------------------------------------
                                          George Reyes